Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement (No. 333-195237) on Form N-2 (Pre-Effective Amendment No. 1) of FS Energy and Power Fund II of our report dated May 20, 2014, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania
May 30, 2014